Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the BFC Financial Corporation 2014 Stock Incentive Plan of our report dated March 28, 2012, with respect to the consolidated financial statements of Bluegreen Corporation included in the BFC Financial Corporation Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Certified Public Accountants

Boca Raton, Florida
June 30, 2014